UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2020

COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-06732	95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 South Street Morristown, New Jersey 07960
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (862) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	CVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 25, 2020, Covanta Holding Corporation (the “Company”) completed an offering of $400 million principal amount of 5.000% Senior Notes due 2030 (the “Notes”). The offering of the Notes was registered under the Securities Act of 1933 and made pursuant to the Company's Registration Statement on Form S-3, Reg. No. 333-220460 and the prospectus dated September 14, 2017 included therein, filed by the Company with the Securities and Exchange Commission on September 14, 2017, as supplemented by the preliminary prospectus supplement relating thereto dated August 11, 2020, and the final prospectus supplement relating thereto dated August 11, 2020 (the “Prospectus Supplement”). The Notes are governed by and were issued pursuant to the Indenture (the “Base Indenture”) dated as of January 18, 2007 between the Company and Wells Fargo Bank, National Association, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of January 31, 2007, the Second Supplemental Indenture dated as of December 1, 2010, the Third Supplemental Indenture dated as of March 19, 2012, the Fourth Supplemental Indenture dated as of March 6, 2014, the Fifth Supplemental Indenture dated as of March 16, 2017, the Sixth Supplemental Indenture dated as of October 18, 2018  and the Seventh Supplemental Indenture dated as of August 25, 2020 (the “Seventh Supplemental Indenture” and together with the Base Indenture, the “Indenture”) between the Company and the Trustee.

The Notes constitute general unsecured obligations of the Company and will rank equal in right of payment with all existing and future senior unsecured indebtedness of the Company. The Notes are effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and are structurally subordinated in right of payment to all of the existing and future liabilities of the Company’s subsidiaries and their indebtedness and guarantees under the existing credit facilities of its subsidiary, Covanta Energy, LLC. The Notes are not guaranteed by any of the Company’s subsidiaries.

The Notes bear interest at a rate of 5.000% per year, payable in cash semi-annually, on March 1 and September 1 of each year, commencing on March 1, 2021, and will mature on September 1, 2030 unless earlier redeemed or repurchased.

The Notes are subject to redemption by the Company, at its option, at any time on or after September 1, 2025, in whole or in part, at the redemption prices set forth in the prospectus supplement, together with accrued and unpaid interest, if any, to the date of redemption. At any time prior to September 1, 2023, the Company may redeem up to 35% of the original principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 105.000% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of redemption. At any time prior to September 1, 2025, the Company may also redeem the Notes, in whole but not in part, at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, plus a “make-whole premium.” The occurrence of specific kinds of changes in control will be a triggering event requiring the Company to offer to purchase from the holders all or a portion of the Notes at a price equal to 101% of the principal amount, together with accrued and unpaid interest, if any, to the date of purchase. In addition, certain asset dispositions will be triggering events that may require the Company to use the proceeds from those asset dispositions to make an offer to purchase the Notes at 100% of the principal amount, together with accrued and unpaid interest, if any, to the date of purchase if such proceeds are not otherwise used within 365 days to repay indebtedness or to invest or commit to invest such proceeds in additional assets related to the Company's business or capital stock of a restricted subsidiary.

This summary of the Indenture and the Notes is qualified in its entirety by reference to the Indenture and the Seventh Supplemental Indenture, which are included as Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and which are incorporated herein by reference.

Item 8.01. Other Events.

On August 25, 2020, the Company issued a press release announcing the closing of an offering of senior unsecured notes.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1
Indenture dated as of January 18, 2007 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee. (incorporated herein by reference to Exhibit 4.1 of Covanta Holding Corporation’s Registration Statement on Form S-3 (Reg. No. 333-140082) filed with the Securities and Exchange Commission on January 19, 2007).

4.2*	Seventh Supplemental Indenture dated as of August 25, 2020 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (including the Form of Note).
5.1	Legal Opinion of Milbank LLP.
99.1	Press Release, dated August 25, 2020.
104	Cover Page Interactive Data File - (formatted as Inline XBRL and contained in Exhibit 101)
____________________
*
Incorporated by reference into Covanta Holding Corporation’s Registration Statement on Form S-3 (Reg. No. 333-220460) filed with the Securities and Exchange Commission on September 14, 2017 as an exhibit thereto and filed as part of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 25, 2020

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary